Exhibit 99.1

The Board of Directors
RPT Realty
19 W 44th Street, Suite 1002
New York, New York 10036

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 27, 2023, to the Board of Directors of RPT Realty (“RPT Realty”) as Annex C to, and reference thereto under the headings “SUMMARY - Opinion of RPT’s Financial Advisor” and “THE MERGER - Opinions of RPT’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving RPT and Kimco Realty Corporation (“Kimco”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Kimco (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRÈRES & CO LLC

By:	/s/ Phillip Summers
Phillip Summers
Managing Director

October 10, 2023